DELTA AND PINE LAND COMPANY
                                                ONE COTTON ROW
                                         SCOTT, MISSISSIPPI 38772 USA
                                                (601) 742-4500



                                                January 15, 1998




To Our Stockholders:

You are cordially invited to attend the 1998 Annual Meeting of the Stockholders of Delta and Pine Land Company, which will be held on Thursday, February 26, 1998, at 10:30 a.m., Central Standard Time, at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee. All stockholders of record as of January 15, 1998 are entitled to vote at the annual meeting.

We appreciate your confidence in the Company and hope you will attend this year's Annual Meeting in person.

Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the meeting, you may vote in person even if you have sent in your proxy card.

                                              Sincerely,

                                              Roger D. Malkin
                                              Chairman of the Board
                                              and Chief Executive Officer






                                          DELTA AND PINE LAND COMPANY
                                                ONE COTTON ROW
                                         SCOTT, MISSISSIPPI 38772 USA
                                                (601) 742-4500



                                           NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS TO BE HELD ON FEBRUARY 26, 1998



To the Stockholders of
Delta and Pine Land Company:

The Annual Meeting of the Stockholders of Delta and Pine Land Company will be held at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee, on Tuesday, February 26, 1998, at 10:30 a.m., Central Standard Time, for the following purposes:

         1. to elect two Class II members to the Board of Directors, each to serve until the 2001 Annual Meeting of Stockholders;

         2. to increase the number of shares of Common Stock authorized from 50,000,000 to 100,000,000;

         3. to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the fiscal year ending August 31, 1998;

         4. to transact such other business as may properly come before the meeting or any adjournments thereof.

The accompanying Proxy Statement contains further information with respect to these matters.

The stockholders of record at the close of business on January 15, 1998, are entitled to notice of and to vote at the Annual Meeting. The list of stockholders will be available for examination for the 10 days prior to the meeting at Delta and Pine Land Company's Corporate office, One Cotton Row, Scott, Mississippi 38772.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY USING THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Jerome C. Hafter
                                              Secretary





January 15, 1998








                                          DELTA AND PINE LAND COMPANY
                                                ONE COTTON ROW
                                           SCOTT, MISSISSIPPI 38772
                                                (601) 742-4500



                                                PROXY STATEMENT
                                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                               FEBRUARY 26, 1998


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of Delta and Pine Land Company ("D&PL" or the "Company") from stockholders holding shares of Delta and Pine Land Company Common Stock ("Shares") for use at its Annual Meeting of Stockholders to be held on February 26, 1998, and at any adjournment or adjournments thereof. To assure adequate representation at the Annual Meeting, stockholders are requested to promptly sign and return the enclosed proxy.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either: (i) an instrument revoking it or (ii) a duly-executed proxy bearing a later date. In addition, a stockholder who is present at the meeting may revoke the stockholder's proxy and vote in person if the stockholder so desires. Proxies furnished by stockholders pursuant hereto will be voted; and, if the person solicited specifies in the proxy a choice with respect to matters to be acted upon, the Shares will be voted in accordance with such specification. If no choice is specified, the proxy will be voted FOR approval of the nominees for directors, FOR the approval of the authorization of additional shares of common stock, FOR the appointment of the independent public accountants named herein, and in the discretion of the proxy holders with regard to such other business as may come before the meeting.

The presence at the Annual Meeting, in person or by proxy, of a majority of the Shares outstanding on January 15, 1998, will constitute a quorum. The Proxy Statement and the accompanying form of proxy were mailed on or about January 27, 1998 to all stockholders of record as of the close of business on January 15, 1998. The transfer agent, Harris Trust and Savings Bank ("Harris"), will tabulate the votes received prior to the meeting. The Secretary of the Company and W. Thomas Jagodinski, Vice President-Finance and Treasurer of the Company, will be appointed as inspectors of the Annual Meeting to count all votes and ballots and perform the other duties required of inspectors.

Stockholders of record at the close of business on January 15, 1998, are entitled to vote at the meeting. At that date approximately 37,900,000 Shares were outstanding. All share references herein reflect a 4 for 3 stock split in April 1997 and a 4 for 3 stock split in November 1997. The affirmative vote of the holders of a plurality of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve the election of directors. All matters other than the election of directors submitted to the stockholders shall be decided by a majority of the votes cast with respect to such matters. Each Share is entitled to one vote. The Company's stock is traded on the New York Stock Exchange under the symbol DLP.

All references herein to a particular year refer to the Company's fiscal year, which ends or ended on August 31 of the year indicated.

Share Ownership by Principal Stockholders and Management

To the best knowledge of the Company based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth as of November 30, 1997, Shares beneficially owned by each director, each nominee for director, certain executive officers, any person owning more than 5% of the Shares individually and by all officers and directors as a group.
                                      Shares Beneficially Owned

                                                                       Amount of                     Percentage
                                                                       Beneficial                         of
Name and Address of Beneficial Owner                                   Ownership                        Class
------------------------------------                                   ---------                    ---------
John Hancock Mutual Life Insurance Company (1)                          4,535,162                       11.9
Janus Capital Corporation (2)                                           3,874,470                       10.2
Stephens Group, Inc. (3)                                                2,589,144                        6.8
Putnam Investments (4)                                                  2,216,110                        5.8
Soros Fund Management (5)                                               2,122,217                        5.6
Monsanto Company (6)(15)                                                1,777,777                        4.7
Roger D. Malkin (7)                                                       971,891                        2.6
Joseph M. Murphy (8)                                                      449,687                        1.2
F. Murray Robinson (7)                                                    174,249                          *
Jon E.M. Jacoby (9)                                                       147,825                          *
W. Thomas Jagodinski (7)(10)                                               44,611                          *
Rudi E. Scheidt (11)                                                       82,112                          *
Earl E. Dykes (7)(12)                                                     162,269                          *
James H. Willeke (7)                                                            -                          -
Nam-Hai Chua (13)                                                          45,505                         *
Stanley P. Roth (14)                                                       27,500                         *
All Directors and Executive Officers as a Group                         2,799,446                        8.3
   [18 persons] (16)(17)


* Less than one percent
(1) The mailing address for John Hancock Mutual Life Insurance Company ("Hancock") is: John Hancock Place, 57th Floor, Boston,
     Massachusetts 02117.
(2) The mailing address for Janus Capital Corporation is: 100 Philmore Street, Denver, Colorado 80206.
(3) Certain persons and entities with relations to affiliates of Stephens Group, Inc., own, in the aggregate, an additional 478,172 Shares. Stephens Group, Inc., has advised the Company that it does not act in concert with any such persons or entities and has declined to provide share data with respect to such other shareholders of the Company who were treated by the Company as affiliates in prior years. In addition, Mr. Jacoby, a director of Stephens Group, Inc., and its subsidiary, Stephens, Inc. owns 83,153 Shares. See Note 9 below. The mailing address for Stephens Group, Inc. and affiliates is: 111 Center Street, Little Rock, Arkansas 72201.
(4) The mailing address for Putnam Investments is: One Post Office Square, Boston, Massachusetts 02109.
(5)  The mailing address for Soros Fund Management is: 888 Seventh Avenue,
     New York, New York 10019
(6)  The mailing address for Monsanto Company is: 800 North Lindbergh Blvd.,
     St. Louis, Missouri 63167.
(7) The mailing address for Messrs. Malkin, Robinson, Jagodinski and Dykes is: One Cotton Row, Scott, Mississippi 38772, and the mailing address for Mr. Willeke is 1301 East 50th Street, Lubbock, Texas 79404.
(8) The Shares indicated are owned by Mr. Murphy's wife. Mr. Murphy disclaims beneficial ownership of the 449,687 Shares owned by his wife. The mailing address for Mr. Murphy is: 2687 North Ocean Boulevard, Boca Raton, Florida 33431.
(9) Includes: 113,637 Shares owned by Jacoby Enterprises, Inc., as to which Mr. Jacoby has sole power to vote and sole power of disposition; 21,713 Shares owned by Coral Partners in which Mr. Jacoby is a general partner, as to which Mr. Jacoby has shared power to vote and shared power of disposition, and 12,475 Shares owned beneficially by Mr. Jacoby. Does not include Shares owned by Stephens Group, Inc., or other of its affiliates, except Jacoby Enterprises, Inc., and Coral Partners. See Note 3 above. The mailing address for Coral Partners, Jacoby Enterprises, Inc., and Mr. Jacoby is:
     111 Center Street, Little Rock, Arkansas 72201.
(10) Includes:  41,058 Shares held by Mr. Jagodinski and 3,553
     Shares held by Mr. Jagodinski's wife. Mr. Jagodinski disclaims beneficial ownership of Shares owned by his wife.
(11) The mailing address for Mr. Scheidt is:  54 South White Station
     Road, Memphis, Tennessee 38117.
(12) Includes: 134,629 Shares owned and held by Earl E. Dykes and 27,640 Shares currently held in escrow pursuant to agreement between the D&PL companies and the Sure Grow Companies, Sure Grow Shareholders and Sure Grow Principals dated May 20, 1996 and voted pursuant to instructions of reporting person, but may not be disposed by reporting person at this time.
(13) Includes: 10,666 Shares owned by Dr. Chua's wife and 34,839 Shares are held jointly by Dr. Chua's wife and daughter. Dr. Chua disclaims beneficial ownership of these Shares. The mailing address for Dr. Chua is: c/o Laboratory of Plant Molecular Biology,
     Rockefeller University, 1230 York Avenue, New York, New York 10021-6399. (Notes continued on following page.)
(14) Consists of 27,500 Shares owned by North American Capital Corporation ("NACC") as to which Mr. Roth has sole power to vote and sole power of disposition. The mailing address for Mr. Roth is: 510 Broad Hollow Road, Suite 206, Melville, New York 11747.
(15) Excludes shares obtained by conversion of Series M Convertible Preferred Stock. If Monsanto converts pursuant to the terms of the Preferred Stock, they would receive 800,000 Shares of Common Stock which would make their amount of beneficial ownership 2,577,777 Shares, or 6.8 percent.
(16) Includes:  449,687 Shares owned by the wife of Joseph M. Murphy.
(17) As a group, the amount shown excludes options for 933,688 Shares pursuant to the 1993 Delta and Pine Land Company Stock Option Plan ("1993 Plan") and options for 662,222 Shares pursuant to the 1995 Long-Term Incentive Plan ("1995 Plan"). For each individual listed above, the amounts shown exclude options granted pursuant to the 1993 Plan and 1995 Plan with respect to the following: Roger D. Malkin, 10,667; Joseph M. Murphy, 10,667; F. Murray Robinson, 19,378; Jon E.M. Jacoby, 32,000; W. Thomas Jagodinski, 25,600; Rudi E. Scheidt, 32,000; James H. Willeke, 15,112; Nam-Hai Chua, 32,000; and Stanley P. Roth, 27,500.

OFFICERS OF THE COMPANY

                                                      Offices Held with Company;
Name (Age) (1)              Position              Principal Occupation for Past Five Years


Roger D. Malkin        Chairman and Chief      Mr. Malkin has served as Chairman and Chief Executive
(66)                   Executive Officer       Officer of D&PL  since  1978.  Also,  he served as  Chairman  of  Southwide,  Inc.
                                               ("Southwide"),  a Delaware  corporation  and the former parent of D&PL,  from 1971 through its liquidation in 1993.

F. Murray Robinson     President and Chief     Mr. Robinson has been employed by D&PL since April
(63)                   Operating Officer       1988,  and he has served as President and Chief  Operating  Officer since February
                                               1989.  From 1988 until 1989,  Mr.  Robinson was Executive  Vice President of D&PL.
                                               From  1987 to  1988,  he  directed  the  International  Division  of  Agrigenetics
                                               Corporation,   an   agribusiness   company  with  various   seed   divisions   and
                                               biotechnology  plant  operations.  From 1986 to 1987, he was Senior Vice President and acting  General  Manager of  Agrigenetics.  For the period 1981 through  1986,
                                               Mr. Robinson served as Chief Financial Officer of Agrigenetics.

William P. Arnold      Vice President          Mr. Arnold has served as Vice President and as President-
(51)                                           International Division since January 1997.  He served as
                                               Vice President-International from February 1996 until December 1996, and from December 1995 until February
                                               1996 as Vice President-International Development.  From
                                               1992 to 1995, he served as Vice-President-Corporate
                                               Development.  From 1985 until 1992, Mr. Arnold was the
                                               company's Vice President - Finance and Chief Financial
                                               Officer.  From 1981 to 1985, he served as the Company's corporate controller.


Charles R. Dismuke, Jr.      Vice President    Mr. Dismuke has served as Vice President and as
(42)                                           President - DeltaPine  Seed Division  since January 1997.  From October 1989 until
                                               January 1997, he served as Vice  President-Operations.  Mr.  Dismuke was a General
                                               Manager of one of the Company's  subsidiaries,  Greenfield Seed Company, from 1982 until 1989.  Mr.  Dismuke  has been  employed  by D&PL or one of its  subsidiaries since June 1977.

W.A. Ellis, III              Vice President    Mr. Ellis has served as Vice President and as President -
(44)                                           Sure Grow Seed Division since January 1997.   From  1990  until  1996 he
                                               served as President - Ellis Brothers Seed, Inc. and Sure Grow Seed, Inc
                                             (which were acquired by the Company in May 1996 as the result of the Sure Grow merger).
                                               Before that time Mr. Ellis was Vice President of Ellis Brothers Seed, Inc.

 (1)  As of August 31, 1997

                                                                     Offices Held with Company;
Name (Age)(1)                       Position                 Principal Occupation for Past Five Years

James H. Willeke             Vice President          Mr. Willeke has served as Vice President and as President
(53)                                                 - Paymaster Division since January 1997.  From 1987 until   1996,    he
                                                     served as President-Hartz Seed in Stuttgart, Arkansas, a subsidiary of
                                                     Monsanto.From 1982 to 1987, he directed Lynks in Marshalltown, IA, a subsidiary of Mycogen Seeds, as General Manager.

Edward A. Drummond           Vice President -        Mr. Drummond has served as Vice President-Quality
     (50)                    Quality Assurance       Assurance, since September 1993, and  Director -
                             and Foundation          Quality Assurance from May 1991 to September 1993.
                             Seed                    Prior to joining the Company, Mr. Drummond was
                                                     employed from 1989 to 1991 by Terral-Norris Seed
                                                     Company and by Louisiana State University from 1980 to 1989.

Earl E. Dykes                Vice President -        Mr. Dykes has served as Vice-President - Operations
(44)                         Operations              since February 1997 until present. Prior to that time, Mr. Dykes served as the General Manager - Arizona Processing, Inc. (which was acquired by the Company in May 1996 as the result of the Sure
                                                     Grow merger).  Mr. Dykes was a shareholder of Arizona Processing, Inc. at the time of acquisition.

William V. Hugie             Vice President-         Dr. Hugie has served as Vice President-New
     (38)                    New Technologies        Technologies Research since September 1997 and, until
                             Research(2)             that time,  Director  - New Technologies Research since September
                                                     1996.  From August 1994 until September
                                                     1996 he served as a Project Leader of the Transgenic
                                                     Cotton Breeding  Program, and from December 1988
                                                     until August 1994 he served as a Project Leader of the
                                                     Sorghum Breeding Program.  Prior to joining the Company, Dr. Hugie was employed by Funk Seed International from 1986 to 1988.

W. Thomas Jagodinski         Vice President -        Mr. Jagodinski has served as Vice President-Finance and
(41)                         Finance and             Treasurer since February 1993 and Treasurer and Chief
                             Treasurer and           Financial Officer from May 1992 to February 1993.
                             Assistant Secretary     From October 1991 to May 1992, Mr. Jagodinski served
                                                     as Director of  Corporate  Accounting,
                                                     Financial Reporting and Income Taxes.  Prior to joining the
                                                     Company, Mr. Jagodinski was employed by Arthur Andersen  LLP in  various  capacities since 1983.





______________________

(1)   As of August 31, 1997
(2)   Promotion effective September 1, 1997



                                                                     Offices Held with Company;
Name (Age)(1)                       Position                 Principal Occupation for Past Five Years


Thomas A. Kerby              Vice President -      Dr. Kerby has served as Vice President-Technical
(53)                         Technical Services    Services  since  September  1994 and Director - Technical  Services from November
                                                   1993,  when he joined D&PL,  until 1994.  Prior to joining the Company, Dr. Kerby served the cotton  industry of  California  and the  University  of California as
                                                   Extension Cotton Agronomist from  1981 through October 1993.

Donald L. Kimmel             Vice President -        Mr. Kimmel has served as Vice President-Marketing
     (59)                     Marketing              of D&PL since 1986 and from 1985 to 1986 as its Marketing
                                                     Manager.

Ann J.  Shackelford          Vice President-         Ms. Shackelford has served as Vice President - Corporate
(39)                         Corporate Services(2)   Services  since September 1997 and, until that time, as Director - New Business
                                                     Product  Development since January 1997. From October 1994 until  December 1996 she served as Legal  Coordinator.  Prior to joining the Company, Ms.Shackelford was involved in private business.

Jerome C. Hafter             Secretary               Mr. Hafter has served as Secretary of D&PL since  July
(52)                                                 1993,  and he served as Assistant Secretary from  April  1990  until July 1993.
                                                     Since 1976, Mr. Hafter has been a partner in Lake Tindall LLP, D&PL's general counsel; and he has performed legal services for D&PL since 1983.




______________________

(1)   As of August 31, 1997.
(2)   Promotion effective September 1, 1997

                                                PROPOSAL NO. 1

                                             ELECTION OF DIRECTORS

The number of directors is established by the Board of Directors and is currently set at six (subject to the rights of the holders of any series of Preferred Stock [of which 800,000 shares of Series M are currently outstanding] to elect additional directors, under specified circumstances). The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes (Class I, Class II, and Class
III), with each class containing one-third, or as close to one-third as possible, of the total number of directors. Directors are elected at each annual meeting to succeed those directors whose terms then expire. Directors serve for terms of three years and until their successors have been duly elected. The directors chosen to succeed those whose terms are expiring are of the same class as the director they succeed. Class I Directors were elected at the 1997 Annual Meeting to serve a term expiring at the 2000 Annual Meeting. Class II Directors were elected at the 1995 Annual Meeting to serve a term expiring at this 1998 Annual Meeting. Class III Directors were elected at the 1996 Annual Meeting to serve a term expiring at the 1999 Annual Meeting.

The Class II Directors are to be elected by the stockholders to serve until the 2001 Annual Meeting and until their successors are elected, and they have so agreed to serve. The Board of Directors proposes the re-election of the two Class II Directors listed below:

                                                Offices Held with Company;
             Name                               Principal Occupation
(Year First Elected a Director)                 for Past Five Years


                                        CLASS II
             Nominees for three-year terms expiring at the 2001 Annual Meeting

     Joseph M. Murphy (1992) Since 1987 and February 1993, respectively, Mr. Murphy has been the Chairman of Value Investors, Inc., a closely-held real estate investment company, and the Chairman of Country Bank, White Plains, New York. Mr. Murphy is 62 years of age.

     Rudi E. Scheidt (1993) Since 1990, Mr. Scheidt has been a private investor. From 1973 to 1989, he served as President of Hohenberg Bros. Co., a worldwide cotton merchant, headquartered in Memphis, Tennessee, and as its Chairman during 1990. Mr. Scheidt is a Director of National Commerce Bancorporation, a bank holding company, headquartered in Memphis, Tennessee. Mr. Scheidt is 72 years of age.
                                   CLASS III
       Directors Serving three-year terms expiring at the 1999 Annual Meeting

     Roger D. Malkin (1978) (See the description of Mr. Malkin's offices with the Company and principal occupation on Page 5, under "Officers of the Company".)

     Jon E.M. Jacoby (1992) Mr. Jacoby has been employed by Stephens, Inc. and Stephens Group, Inc., companies that engage in investment banking activities, since 1963 and is presently a director and officer for each of these companies. Stephens Inc. and Stephens Group, Inc. are stockholders of D&PL. Mr. Jacoby is a director of Beverly Enterprises, Inc., Medicus Systems Corp. and Power-One, Inc. He was a director of American Classic Voyages Co. until he resigned on June 30, 1997. Mr. Jacoby is 59 years of age.

                                   CLASS I
     Directors Serving for three-year terms expiring at the 2000 Annual Meeting

     Stanley P. Roth (1988) Mr. Roth controls and is the Chairman of NACC, a private merchant banking firm, and has been its President since 1976. Since 1988, Mr. Roth has served as the Chairman of Royal-Pioneer Industries, Inc., and a director of Hollis Corporation. Mr. Roth became the Vice Chairman of CPG International, Inc., in 1990 and the Chairman of GPC International, Inc., its successor corporation, in 1994. Mr. Roth is 60 years of age.

     Nam-Hai Chua (1993) Dr. Chua has acted as a consultant to D&PL since April 1991. Dr. Chua is the Andrew W. Mellon Professor and Head of the Plant Molecular Biology Laboratory of Rockefeller University, New York, New York, and has been with the University for over 20 years. Also, he is member of the Board of Directors of BioInnovations of America, an entity owned by the Government of Singapore, which invests in United States biotechnology companies. Dr. Chua is also a member of the Board of Directors of DNAP Holdings (formerly DNA Plant Technology Corporation), whose stock trades on NASDAQ. In addition, Dr. Chua serves as the Chairman of the Management Board of Directors of the Institute of Molecular Agrobiology ("IMA") and as the Chairman of the Board of IMAGEN Holdings Pte. Ltd, an affiliate of IMA. Dr. Chua also acted as a scientific consultant to Monsanto Company for matters relating to plant biology through 1995. Dr. Chua is 53 years of age.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS LISTED AS CLASS II DIRECTORS.

























                   THE BOARD OF DIRECTORS AND ITS COMMITTEES


Board Meetings and Attendance of Directors

The Board of Directors had thirteen meetings in 1997. All Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members. The Company did not have a Nominating Committee in 1997.

Director's Compensation

Each Director receives an annual fee of $25,000 and participation fees of $1,000 for each meeting of the Board of Directors attended. Directors are reimbursed for actual expenses incurred in connection with attending Board or Committee meetings. In addition, under the 1993 Stock Option Plan, as amended, each present director was granted an option to purchase 53,333 shares at the fair market price at the date of grant Under the 1995 Long-Term Incentive Plan, as amended, the initial option granted to each new (and present) director of the Company was increased by 8,889 shares, and each director will be granted options for an additional 2,667 shares in each of the second through sixth years each director serves as such (which began in February 1997 for present directors).

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. Officers are elected by and serve at the discretion of the Board of Directors.

       Executive Committee

The members of the Executive Committee are Messrs. Malkin, Murphy and Roth. This Committee did not meet during 1997. During the intervals between meetings of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors, except as limited by law and except for the power to change the membership or to fill vacancies in the Board or said Committee. Action taken by the Executive Committee is reported to the Board of Directors at its first meeting following such action.

       Audit Committee

The members of the Audit Committee are Messrs. Murphy and Roth. This Committee met one time in 1997. This Committee: (1) recommends annually to the Board of Directors the independent public accountants for the Company and its direct and indirect subsidiaries; (2) meets with the independent public accountants concerning their audit, their evaluation of the Company's financial statements, accounting developments that may affect the Company and their nonaudit services;
(3) meets with management concerning similar matters and (4) makes recommendations to all of the aforesaid groups that it deems appropriate.

Compensation Committee (Compensation Committee Interlocks and Insider
    Participation)

The members of the Compensation Committee are Messrs. Jacoby and Murphy. The Company is not aware of any conflicts of interests which might be required to be disclosed. This Committee met two times during 1997. This Committee reviews and approves annual compensation, including bonuses, for senior management of the Company and administers the Company's 1993 Stock Option Plan, as amended, and the 1995 Long-term Incentive Plan, as amended, including the grant of options under each plan.







                          REPORT OF THE COMPENSATION COMMITTEE
                                ON EXECUTIVE COMPENSATION


The Compensation Committee is composed entirely of independent, outside directors. The Compensation Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer, Mr. Malkin, and the other executive officers of the Company and reviewing and approving stock-based awards when recommended, including stock options, for each executive officer.

The Company's policy is to pay cash compensation (salary and bonus) in sufficient amounts so that the Company's officers receive compensation that is competitive with that paid by other companies of similar size within the seed industry, after considering cost-of-living factors such as location, as well as providing long-term incentives based on the performance of the Company. The long-term incentives are designed to attract and retain key executives by providing rewards for outstanding performance relative to peer companies. The Company has followed this policy since 1989.

Salary and Bonus

Salary ranges of executive officers are based on a written job responsibility measurement system created by an independent, outside salary consultant. This system is adjusted annually and the results are reviewed by the salary consultant. This system applies to all employees of the Company, and not just to the executive officers. Each job responsibility has an established salary range based on skill level and experience required to perform the duties, along with the position's level of importance to overall Company operations. Individual salary ranges are established at levels that provide internal equity, as well as competitiveness with similar positions in other companies with similar businesses. Merit salary increases are determined annually based on job performance and current salary level within the salary range set for that position. Each executive officer's performance review includes achievement against an established set of management responsibilities, as well as specific individual objectives. Objectives relate to the business function of that respective officer and may include financial performance objectives (i.e., achievement of budget goals), as well as other objectives relating to the individual's particular role in the Company (i.e., market share goals, unit cost improvement, plant safety record, new product introductions, etc.). The objectives of each executive officer are set by the Chief Operating Officer after consultation with the Chief Executive Officer. Each executive officer's performance is rated by the Chief Operating Officer and is subject to review and approval by the Chief Executive Officer and the Compensation Committee. Non-merit increases are a function of inflation and, as a result, in recent years have been modest.

The method of salary measurement described above also applies to the Chief Operating Officer and the Chief Executive Officer. Objectives for the Chief Operating Officer are set by the Chief Executive Officer, and objectives for the Chief Executive Officer are set by the Board of Directors. The Chief Executive Officer recommends to the Compensation Committee the salary for the Chief Operating Officer based on this system. The salary of the Chief Executive Officer is discussed by the Chief Executive Officer with the Compensation Committee. Based on such discussions and the salary ranges and objectives discussed above, the Compensation Committee determines the Chief Executive Officer's compensation.

A bonus pool is created annually based on a specified percentage of pre-tax, pre-bonus, and pre-pension earnings. Under the Company's incentive bonus program, the total of bonuses paid in any year is limited to the lowest of two limitations: (1) the bonus pool reduced by pension costs and (2) the sum of all performance-based maximum individual awards. The Chief Executive Officer and Chief Operating Officer can reduce, but may not increase, the overall bonus pool from the amount calculated using the pre-established formula. The Compensation Committee, upon the recommendation of the Chief Executive Officer and the Chief Operating Officer, may also adjust the size of the bonus pool. All positions eligible for bonus are placed in one of four categories that govern the maximum bonus available as a percentage of the mid-point of the job's salary range. These four categories include: (1) Chief Executive Officer and Chief Operating Officer, (2) other executive officers, (3) senior managers and (4) all other bonus-eligible positions. This maximum is based on the potential impact on the Company's profit of the job's responsibilities.

Each executive officer's bonus is based on his performance and achievement against individual goals as described for merit salary increase review. Performance is expressed as a percentage which, when multiplied by the maximum bonus available for that job, results in an adjusted performance-based maximum individual award for that year. All bonus awards to eligible employees are calculated in this manner, and actual awards are effectively the pro rata share of the available bonus pool or the performance-based maximum, whichever is less. Thus, the bonus of each executive officer is dependent on the achievement of the Company's earnings and the level of performance of each officer against established performance criteria and personal objectives.

The bonus for the Chief Executive Officer and the Chief Operating Officer are similarly set, based on the individual's job performance. The Chief Executive Officer and Chief Operating Officer recommend their bonuses to the Compensation Committee. The Compensation Committee reviews and approves the bonus amounts for the Chief Executive Officer, the Chief Operating Officer, the other executive officers and senior management.

Stock Awards

Awards of stock options for each executive officer and other key employees must first be approved by the Compensation Committee and are granted at the sole discretion of the Committee. Based on an assessment of competitive factors, the Compensation Committee determines a suitable award that provides an incentive for both performance and employee retention purposes.

Chief Executive Officer's Compensation

Mr. Malkin's salary is based on his contribution to the Company. He is entitled to merit salary increases. These merit increases are determined in accordance with the procedures and guidelines described above. The Compensation Committee approved Mr. Malkin's 1997 bonus based on his achievement with respect to the targeted earnings goal for the Company. Other factors in the Compensation Committee's decision were Mr. Malkin's leadership in developing Corporate growth strategies, developing and international business activities and his contribution made in developing the market for biotechnology-enhanced seed. For fiscal 1997, Mr. Malkin's base salary was $290,000 with a bonus of $220,000.





                                                   Compensation Committee

                                                   Jon E.M. Jacoby
                                                   Joseph M. Murphy

                   PERFORMANCE OF DELTA AND PINE LAND COMPANY SHARES


The Company's Shares were first publicly traded on June 29, 1993. The following table shows a comparison of cumulative total return to stockholders for D&PL Common Stock, the NYSE/AMEX/NASDAQ Market Index and a peer group composed of the following companies: Pioneer HiBred International, Inc.; DeKalb Genetics Corp. and Mycogen Corp. Calgene, Inc., which has been included in the peer group in the past, is excluded from the Company's peer group because its stock is no longer traded on a public market. The table assumes $100 invested on June 29, 1993, and the reinvestment of dividends.

"  Date  "  " Company"  " Market" " Market" "   Peer" "Peer "
"        "  " Index  "  " Index " " Count " "  Index" "Count"
"08/31/92",   100.000,   100.000,    6491,   100.000,      3
"09/30/92",   100.000,   101.380,    6500,    91.092,      3
"10/30/92",   100.000,   102.551,    6521,    96.555,      3
"11/30/92",   100.000,   106.950,    6559,    93.814,      3
"12/31/92",   100.000,   108.868,    6609,   102.052,      3
"01/29/93",   100.000,   110.217,    6603,   105.285,      3
"02/26/93",   100.000,   110.684,    6652,   103.494,      3
"03/31/93",   100.000,   113.479,    6700,   103.703,      3
"04/30/93",   100.000,   110.391,    6731,    94.958,      3
"05/28/93",   100.000,   113.700,    6793,    97.652,      3
"06/30/93",   100.000,   114.350,    6870,   105.380,      3
"07/30/93",   128.571,   114.274,    6920,   110.783,      3
"08/31/93",   121.429,   118.771,    6977,   122.061,      3
"09/30/93",   134.694,   118.969,    7023,   124.150,      3
"10/29/93",   131.633,   120.884,    7100,   130.961,      3
"11/30/93",   145.225,   118.844,    7207,   131.674,      3
"12/31/93",   143.179,   121.089,    7308,   143.358,      3
"01/31/94",   147.270,   124.830,    7341,   145.506,      3
"02/28/94",   143.179,   121.943,    7394,   136.943,      3
"03/31/94",   112.755,   116.351,    7476,   122.380,      3
"04/29/94",   132.231,   117.436,    7515,   131.194,      3
"05/31/94",   155.807,   118.574,    7582,   129.124,      3
"06/30/94",   144.853,   115.387,    7616,   123.626,      3
"07/29/94",   145.366,   118.857,    7638,   120.582,      3
"08/31/94",   148.263,   123.936,    7652,   118.809,      3
"09/30/94",   148.263,   121.533,    7648,   119.189,      3
"10/31/94",   136.938,   123.415,    7671,   126.136,      3
"11/30/94",   144.145,   118.976,    7689,   127.565,      3
"12/30/94",   144.467,   120.477,    7685,   128.281,      3
"01/31/95",   146.531,   123.164,    7661,   138.469,      3
"02/28/95",   165.458,   128.036,    7667,   126.828,      3
"03/31/95",   174.765,   131.324,    7659,   136.255,      3
"04/28/95",   201.652,   134.681,    7674,   141.555,      3
"05/31/95",   208.191,   139.277,    7675,   147.057,      3
"06/30/95",   240.300,   143.626,    7692,   158.162,      3
"07/31/95",   247.550,   149.543,    7714,   159.091,      3
"08/31/95",   273.769,   151.079,    7750,   162.463,      3
"09/29/95",   313.175,   156.692,    7742,   177.463,      3
"10/31/95",   321.471,   155.094,    7779,   188.857,      3
"11/30/95",   317.663,   161.738,    7816,   215.783,      3
"12/29/95",   406.940,   164.265,    7868,   213.527,      3
"01/31/96",   420.782,   168.760,    7850,   199.569,      3
"02/29/96",   520.893,   171.572,    7878,   213.656,      3
"03/29/96",   616.483,   173.402,    7942,   208.869,      3
"04/30/96",   741.857,   177.763,    7989,   220.755,      3
"05/31/96",   715.348,   182.605,    8049,   224.856,      3
"06/28/96",   702.871,   181.263,    8115,   208.392,      3
"07/31/96",   457.490,   171.505,    8149,   214.948,      3
"08/30/96",   472.543,   176.984,    8183,   220.808,      3
"09/30/96",   487.115,   186.459,    8206,   238.152,      3
"10/31/96",   599.526,   188.931,    8264,   265.510,      3
"11/29/96",   535.512,   201.351,    8316,   273.854,      3
"12/31/96",   533.428,   199.139,    8331,   289.506,      3
"01/31/97",   623.027,   209.796,    8308,   293.324,      3
"02/28/97",   619.351,   209.639,    8320,   297.603,      3
"03/31/97",   517.169,   200.177,    8310,   270.122,      3
"04/30/97",   556.094,   208.914,    8303,   295.381,      3
"05/30/97",   676.322,   223.778,    8309,   303.725,      3
"06/30/97",   793.217,   233.717,    8303,   339.460,      3
"07/31/97",   846.098,   251.621,    8305,   320.997,      3
"08/29/97",   818.912,   242.474,    8287,   364.174,      3

                         EXECUTIVE COMPENSATION
Annual Compensation

The following table sets forth certain information regarding compensation paid to, or accrued for, the Company's Chief Executive Officer and the Company's four other most highly-compensated executive officers (the "Named Officers") during the year ended August 31, :


                                          SUMMARY COMPENSATION TABLE

                                                                      Long-Term
Name and                                                             Compensation        All Other
Principal Position                    Annual Compensation               Awards          Compensation
                                                                       Securities
                                                                       Underlying
                              Year    Salary($)      Bonus($)          Options  (1)
                              ----    ---------      --------      ----------------
Roger D. Malkin               1997      290,000      220,000           62,222(2)           $29,000(3)
   Chief Executive Officer    1996      290,000      220,000               -                29,000(3)
                              1995      250,000      235,000               -                24,000(3)

F. Murray Robinson            1997      220,000      120,000              96,889              -
  President and               1996      220,000      120,000               -                  -
  Chief Operating Officer     1995      170,000      135,000               -                  -

W. Thomas Jagodinski          1997      140,000        75,000            80,000               -
  Vice President-Finance      1996      120,000        44,000            17,777               -
  and Treasurer and Assistant 1995      105,000        38,000               -                 -
  Secretary

Earl E. Dykes (4)             1997      160,000        50,000               -                 -
  Vice President-             1996       75,000        50,000               -                 -
    Operations                1995       52,000       180,000               -                 -
James H. Willeke              1997      156,000        50,000               -                 -
  Vice President (President-  1996       91,000        55,000            97,776               -
   Paymaster Division)        1995          (5)           (5)               -                 -







(1) All stock options reflected on a post-split basis.


(2) Includes options for 8,889 shares granted by formula to Mr. Malkin in his capacity as a director of the Company, concurrently with identical grants to all directors of the Company.


(3) Director's and attendance fees for serving as a director of the Company.


(4) Mr. Dykes was an employee of Arizona Processing, Inc. ("API") ( a member of the Sure Grow group) in 1996 and 1995. API was acquired by the Company in 1996 as a result of a merger.


(5) Mr. Willeke was not employed by the Company until February 1996.

           Employment Contracts and Change-In-Control Arrangements

Mr. Jagodinski is employed pursuant to an employment agreement effective September 1, 1997 which provides for an annual base salary of $150,000 plus bonus, the amount of which is determined in accordance with the bonus program described herein, plus insurance and other fringe benefits. The agreement is automatically extended each day so that at any given date, the time remaining under the contract will be for an additional two year period. The contract may be terminated, except as a result of a change in control or in anticipation of a change in control, upon three months written notice. The employment agreement includes provisions pursuant to which Mr. Jagodinski will receive, in the event of the termination of his employment due to a change in control or in anticipation of a change in control, an amount that in effect is equal to two times his highest salary and bonus paid during any of the previous five calendar years plus a continuation for 24 months of his insurance and fringe benefits. Pursuant to the terms of this agreement Mr. Jagodinski shall not compete with the Company for one year upon his termination in the event of a change in control.

Mr. Dykes is employed pursuant to an employment agreement dated May 20, 1996 which provides for an initial annual base salary of $140,000 plus bonus, the amount of which is determined in accordance with the bonus program described herein, plus insurance and other fringe benefits. This agreement ends on September 1, 2001, subject to extension by mutual agreement. Until the later of September 1, 2001, or two years after the expiration or other termination of his employment agreement and any renewal or expiration thereof, Mr. Dykes will be prohibited from competing with the Company.

Mr. Willeke is employed pursuant to a letter agreement dated September 1, 1995 which provides for an initial base salary of $155,000 plus bonus, the amount of which is determined in accordance with the bonus program described herein, plus insurance and other fringe benefits. This agreement is on an at will basis and contains certain confidentiality provisions. This agreement also contains a termination provision whereby the Company would pay a one time termination payment of $250,000 to Mr. Willeke if he is terminated without good cause before the third anniversay of this agreement.

Option Grants in Last Fiscal Year

The only options exercisable into securities of the Company are those outstanding under the 1993 Stock Option Plan adopted in April 1993 (the "1993 Plan") and the 1995 Long-term Incentive Plan (the "LTIP"). The 1993 Plan was fully exhausted in 1996. The Company granted options for 1,412,216 Shares under the LTIP in 1997. All options granted under both plans vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant.

The following table sets forth certain information concerning stock options granted during 1997:


                               OPTION GRANTS IN FISCAL 1997

                                                                                     Potential Realized Value at
                                                                                     Assumed Annual Rates of Stock
                                                                                            Price Appreciation
                           Individual Grants
                                                                                               for Option Term (1)
                                     Percentage of
                      Number of      Total Options
                      Securities     Granted to
                      Underlying     Employees in   Exercise         Expiration
Name(2)               Options        Fiscal Year    Price            Date             0%                 5%                  10%
-------               -------------  -----------    -------------   -----------------------
Roger D. Malkin         8,889         0.63%         $21.21             2/27/07          -              52,000              115,000
                        53,333        3.78%         $22.36            10/18/06          -             329,000              728,000
F. Murray Robinson      96,889        6.86%         $22.36            10/18/06          -             599,000            1,323,000
W. Thomas Jagodinski    26,667        1.89%         $22.36            10/18/06          -             165,000              364,000
                        53,333        3.78%         $28.04             7/09/07          -             413,000              913,000
------------------------------

(1) The dollar amount under these columns are the result of calculations at 5% and 10% rates arbitrarily set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. Any actual gain on exercise of options is dependent on the future performance of the Company's stock. (2) No other named officers were granted options in 1997.




                   OPTIONS EXERCISED IN LAST FISCAL YEAR

The following table sets forth certain information concerning stock option exercises during 1997 and unexercised options held as of August 31, 1997 for each of the Named Officers:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
   VALUES

                                                   Number of Securities Underlying    Value of Unexercised
                                                        Unexercised Options              In-The-Money
                     Shares            Gain                   FY-End                    Options  FY-End(1)
                  Acquired on      Realized on       #                #                $            $
                    Exercise         Exercise      Exercisable    Unexercisable   Exercisable     Unexercisable

Roger D. Malkin            -               -           117,333        275,556       $2,680,000     $5,211,000
F. Murray Robinson         -               -           64,000         182,222       $1,465,000     $2,457,000
W.T. Jagodinski            -               -           16,711         120,533       $ 361,000      $ 956,000
James H. Willeke         4,443          $47,264        15,112          78,221       $ 179,000      $ 927,000
Earl E. Dykes              -               -              -              -          $    -         $   -


--------------------

(1) Based on $27.56 per share, the August 31, 1997 closing value as quoted by the New York Stock Exchange (adjusted for 4 for 3 stock split on November 20,
1997).

                       COMPENSATION PURSUANT TO PLANS

Pension Plan

The Company maintains a noncontributory defined benefit plan (the "Pension Plan") that covers substantially all full-time employees, including the Named Officers. All employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of eligibility service, are eligible to participate in the Pension Plan. The Pension Plan provides a normal retirement benefit (if employment terminates on or after age 65) equal to the sum of: (i) 22.75% of the average compensation [the average of the participant's five highest consecutive calendar years of earnings, including overtime but excluding bonuses] reduced by 1/25th for each year of credited service less than 25 at normal retirement; and (ii) 22.75% of average compensation exceeding the greater of one-half of average social security covered compensation and $10,000, reduced by 1/35th for each year of credited service less than 35 at normal retirement.

The following table shows the estimated benefits payable in the form of a single-life annuity upon retirement in specified average compensation and years of credited service classifications:

                                              PENSION PLAN TABLE
------------- ----------- ----------- -------------------------------------------------------------------------

                                                             Years of Credited Service
------------- ----------- ----------- -------------------------------------------------------------------------
------------------------------------- --------------- ------------- -------------- -------------- -------------

            Compensation                    15             20            25             30             35
------------------------------------- --------------- ------------- -------------- -------------- -------------
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------

                 $25,000                     $ 4,421       $ 5,895        $ 7,369        $ 7,705       $ 8,042
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------

                  50,000                      10,271        13,695         17,119         18,268        19,417
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------

                  75,000                      16,121        21,495         26,869         28,830        30,792
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------

                 100,000                      21,971        29,295         36,619         39,393        42,167
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------

                 150,000                      33,671        44,895         56,119         60,518        64,917
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------

                 200,000                      34,139        45,519         56,899         61,363        65,827
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------

                 250,000                      34,139        45,519         56,899         61,363        65,827
------------- ----------- ----------- --------------- ------------- --------------                -------------
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------

                 300,000                      34,139        45,519         56,899         61,363        65,827
------------- ----------- -----------
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------

                 400,000                      34,139        45,519         56,899         61,363        65,827
------------- ----------- ----------- --------------- ------------- -------------- -------------- -------------

The above estimated annual benefits were calculated by the actuary for the Pension Plan. Benefit amounts shown are the annual pension benefits payable in the form of a single-life annuity for an individual attaining the age of 65 in 1997. In addition, such amounts reflect the 1997 maximum compensation limitation under the Internal Revenue Code of 1986, as amended, and are not subject to any deduction for social security or other amounts.

The estimated years of credited service and eligible average compensation for each of the Named Officers as of January 1, 1997, the most recent Pension Plan valuation date, are as follows:

                                                     Years of       Average Plan
    Name                                        Credited Service    Compensation

     Roger D. Malkin.................................   27            $150,000
     F. Murray Robinson..............................    9             148,000
     W.T. Jagodinski.................................    5             106,000
     James H. Willeke................................    1             150,000
    Earl E. Dykes....................................    1              80,000


Supplemental Executive Retirement Plan

The Company adopted a Supplemental Executive Retirement Plan ("SERP"), which became effective January 1, 1992, and covers certain management personnel, including certain of the Named Officers. The SERP provides for payments to participants in the form of a single-life annuity, or as otherwise provided by the SERP commencing at age 65 or the participant's postponed retirement date. The following table sets forth the scheduled estimated annual benefits expected to be paid pursuant to the SERP to the Named Officers who are currently participants:

     Name                                      Annual Cash Benefit

      Roger D. Malkin.............................      $12,000
      F. Murray Robinson..........................       29,000


The SERP also provides that on the death of an active employee, the Company will pay a death benefit to the participant's surviving spouse equal to the actuarial equivalent of the participant's accrued benefit, which is based upon the participant's years of service with the Company and the years of service the participant would have had at age 65, if employment had continued. If a participant's employment with the Company is terminated prior to age 65 for reasons other than death, then the participant shall be paid a vested percentage of his accrued benefit equal to the participant's annual cash benefit above multiplied by a fraction (not greater than one), the numerator of which is the participant's years of service as of the date of termination of employment and the denominator of which is the participant's projected years of service as of age 65, if employment had not terminated.

Each participant's vested percentage in the SERP is determined as follows:

     Number of Years of Service                      Vested Percentage

     1 but less than 2....................................   20%
     2 but less than 3....................................   40%
     3 but less than 4....................................   60%
     4 but less than 5....................................   80%
     5 or more............................................  100%


Under the terms of the SERP, the Company may discontinue additional eligibility and planned payments under the SERP at any time. The named officers noted above are fully vested in the SERP.

Defined Contribution Plan

Effective April 1, 1994, the Company established a defined contribution plan under the rules of Internal Revenue Code Section 401(k) (the "401(k) Plan"). The 401(k) Plan covers substantially all full-time employees. Eligible employees of the Company and its domestic subsidiaries, who have both attained age 21 and completed one year of service, may participate in the 401(k) Plan. A participant may elect to contribute up to 18% of their eligible earnings to the 401(k) Plan. The 401(k) Plan allows the Company to match a maximum of six percent of eligible employee contributions. As of August 31, 1997, the Company has elected not to match such contributions.

Incentive Plans

The Company maintains two incentive plans that compensate key employees and directors through the grant of options to buy shares of Common Stock. In July 1993, the Company adopted the 1993 Stock Option Plan (the "1993 Plan") of which the Compensation Committee of the Board of Directors have granted the maximum number of shares permitted (2,560,000). On October 17, 1995, the Company's Board of Directors adopted the 1995 Long-term Incentive Plan (the "LTIP") which the shareholders ratified at the 1996 Annual Meeting. Pursuant to the LTIP, the Board of Directors may award stock options, stock appreciation rights, restricted shares of Common Stock and performance units to officers, key employees and directors. Under the LTIP, 2,560,000 common shares are available for grant. As of August 31, 1997, options for 1,629,992 shares have been granted under the LTIP.

Under both plans, all options for stock granted vest 20% per annum commencing on the first day of the second and each succeeding year following each grant and expire ten years from the date of grant. Shares subject to options and awards under the LTIP which expire unexercised are available for new option grants and awards. The number of shares available for grant under the 1993 Plan upon forfeitures of options outstanding thereunder will be reduced to zero and the granting of options thereunder has ceased.

                                CERTAIN TRANSACTIONS

Consulting Agreement

The Company paid Nam-Hai Chua approximately 17,000 for consulting fees in 1997 associated with the Company's effort to enter into joint ventures with parties in the People's Republic of China.

During 1996 and 1997, the Institute of Molecular Agrobiology ("IMA"), which is owned by the National University of Singapore and the National Science and Technology Board of Singapore, conducted contract research upon the Company's instruction related to the development of certain technologies for varietal crops such as cotton and soybeans. The Company paid approximately $230,000 in 1996 and $350,000 in 1997 for such projects.

Dr. Chua is the Chairman of the Management Board of Directors of IMA and is also Chairman of the Board of an affiliate of IMA, IMAGEN. IMAGEN, together with Singapore Bio-Innovations Pte, Ltd., STIC Investments Pte, Ltd., and OCBC Wearnes and Walden Investments Pte, Ltd, own 20% of the stock of D&PL
China Pte, Ltd.

Registration Rights

Hancock has a one-time right to register, under the Act, Shares owned by it on June 28, 1993, less the number of Shares sold by Hancock in the Company's initial public offering. All of the expenses of such registration, except for the cost of printing and Hancock's counsel, will be paid by the Company. Hancock's registration rights are conditioned on Hancock providing the Company with a legal opinion that its Shares may not otherwise be publicly sold.

The holder of the convertible Series M Non-Voting Preferred Stock has certain registration rights associated with the Common Stock into which the Preferred Stock is convertible. The Preferred Stock is convertible into Common Stock beginning upon the seventh anniversary of the date on which it was issued (February 1996) or the occurrence of certain specified events, whichever occurs first.



Future Transactions with Affiliates and Advances

The Company will require that any future transactions between the Company and persons or entities affiliated with officers, directors, employees or stockholders of the Company be on terms no less favorable to the Company than could be obtained in an arm's-length transaction with an unaffiliated party. Such transactions will also be subjected to approval by a majority of the non-employee directors of the Company. The Board of Directors has adopted resolutions prohibiting advances without its approval, except for ordinary business and travel advances in accordance with the Company's policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of reporting forms furnished to the Company, or written representations that no forms were required, the Company believes that during 1997, all required events of its officers, directors and 10% stockholders to the Securities and Exchange Commission of their ownership and changes in ownership of Shares (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934) have been filed, except that the following individuals filed the following number of late reports with respect to the following number of transactions: two each for Messrs. Malkin, Robinson (one late Form 4 with respect to a gift) and Jagodinski; and one each for Messrs. Murphy, Roth, Chua, Scheidt, Jacoby, Arnold, Dismuke, Drummond, Kimmel and Kerby. Except as otherwise indicated in this paragraph, these reports were related to stock option grants.


                                  PROPOSAL NO. 2

                APPROVAL OF INCREASE IN COMMON SHARES AUTHORIZED


In October 1997, the Board approved, subject to stockholder approval, an amendment to the Restated Certificate of Incorporation of the Company to increase the number of shares of common stock, par value $0.10, authorized ("Shares") from 50,000,000 Shares to 100,000,000 Shares to meet the needs of future strategic plans of the Company.

The Company does not have any current plans or proposals to issue any portion of the additional Shares of common stock. As of December 31, the filing date for the Proxy Statement, the number of outstanding Shares is 37,852,087; the number of authorized Shares reserved for issuance are as follows: (a) 1, 620,963 for the 1993 Stock Option Plan; (b) 2,093,153 for the
1995 Long-term  Incentive Plan; (c) 114,266 that are held as Treasury Stock; and
(d) the number of authorized and unissued Shares that are not reserved for any specific use and are available for future issuances are 8,319,531 before the increase in authorization sought, and 58,319,531 after approval of the increase of Shares authorized.

The availability of additional Shares, coupled with the authority of the Company's Board of Directors to issue authorized shares for various purposes without further shareholder approval, including acquisitions (so long as, under New York Stock Exchange rules, such acquisitions do not require the issuance of a number of shares in excess of 20% of the shares currently outstanding at the time of such issuance) or anti-takeover defenses, might constitute impediments to or frustrate persons seeking to effect a merger or to otherwise gain control of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INCREASE IN COMMON SHARES AUTHORIZED.









                                  PROPOSAL NO. 3

               APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP to serve as the Company's independent public accountants for 1998. Arthur Andersen LLP has served the Company as its independent public accounting firm since 1984. A representative of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions. If the appointment is not ratified or if Arthur Andersen LLP becomes incapable of serving in this capacity or if their employment is terminated, the Board will appoint independent public accountants whose continued employment after the next Annual Meeting shall be subject to ratification by the stockholders.

The affirmative vote of the holders of a majority of the Shares that are represented in person or by proxy at the meeting and entitled to vote is required to approve this appointment of Arthur Andersen LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998.

                              OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                 SOLICITATION OF PROXIES AND COST THEREOF

The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit proxies. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                            STOCKHOLDER PROPOSALS

Any stockholder proposals to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company not later than September 4, 1998, and the proposal must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to: Secretary, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

     Stockholders may obtain a copy of the Company's annual report on Form 10-K ("Report 10-K"), as filed with the Securities and Exchange Commission, without charge (except for exhibits), by contacting: W.T. Jagodinski, Vice President-Finance, Delta and Pine Land Company, One Cotton Row, Scott, Mississippi 38772.

Financial Statements meeting the requirements of Regulation S-X are incorporated herein by reference and can be found in the Company's Form 10-K filed with the Securities and Exchange Commission.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Jerome C. Hafter
                                            Secretary

                                   APPENDIX

     PROXY                                                       PROXY



                                   DELTA AND PINE LAND COMPANY

                             Solicited by the Board of Directors for the
                           Annual Meeting of Stockholders - February 26, 1998



     The undersigned hereby appoints Jerome C. Hafter and W. Thomas Jagodinski, and each of them to represent and vote all the shares of Common Stock of Delta and Pine Land Company held of record by the undersigned on January 15, 1998 at the captioned Annual Stockholders Meeting or any postponement or adjournment thereof.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
               USING THE ENCLOSED ENVELOPE.


               (Continued and to be signed on reverse side.)

                              DELTA AND PINE LAND COMPANY
                         PLEASE MARK VOTE IN OVAL IN THE FOLLOWING
                         MANNER USING DARK INK ONLY

1.  Nominees:  Joseph M. Murphy, Rudi E. Scheidt

__________________________________________

2. Proposal to increase the number of shares of Common Stock authorized from 50,000,000 to 100,000,000.

3 Proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the fiscal year ending August 31, 1998.

4. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

 This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO ELECTIONS ARE MADE THE PROXY WILL BE VOTED FOR PROPOSAL 1, 2, and 3.



          Dated:  ____________________________

Signature(s):_

____________________________________________________
__________________________________________________________________


Important: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.